UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Moringa Acquisition Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

On August 16, 2023, Moringa Acquisition Corp issued the following announcement:

MORINGA ACQUISITION CORP ANNOUNCES ADJOURNMENT OF EXTRAORDINARY
GENERAL MEETING OF SHAREHOLDERS TO AUGUST 18, 2023

New York, NY, August 16, 2023 — Moringa Acquisition Corp (Nasdaq: MACA) (“Moringa” or the “Company”) announced today that, the extraordinary general meeting in lieu of the 2023 annual general meeting of shareholders of the Company (the “Extraordinary Meeting”), originally scheduled to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on August 16, 2023, was convened and then adjourned, without conducting any business, to recommence at 10:30 a.m. Eastern Time/5:30 p.m. local (Israel) time on August 18, 2023 as a virtual meeting via live webcast at https://www.cstproxy.com/moringaac/ext2023.

The Extraordinary Meeting is being held for the purpose of considering and voting on, among other proposals, a proposal to extend the date by which the Company must consummate an initial business combination (the “Extension”) from August 19, 2023 to August 19, 2024 or such earlier date as may be determined by the Company’s board of directors, in its sole discretion. Shareholders will likewise vote on a proposal to provide for the right of a holder of the Company’s Class B ordinary shares to convert such shares into Class A ordinary shares, on a one-for-one basis, at any time prior to the closing of a business combination at the election of the holder.

The record date for the Extraordinary Meeting remains the close of business on July 25, 2023. Shareholders who have not submitted their proxy for the Extraordinary Meeting, or who wish to change or revoke their proxy, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change or revoke their proxy need not take any action. If you are a shareholder of record and have questions or need assistance voting your shares, please contact the Company’s proxy solicitor at: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198; Telephone—Toll Free: (877) 870-8565; Collect: (206) 870-8565; Email: ksmith@advantageproxy.com.

Shareholders who wish to withdraw their previously submitted redemption requests may do so prior to the vote at the Extraordinary Meeting by requesting that the Company’s transfer agent, Continental Stock Transfer & Trust Company, return such shares.

Further information related to attendance, voting and the proposals to be considered and voted on at the Extraordinary Meeting is provided in the definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 26, 2023 (the “Definitive Proxy Statement”), as supplemented by the supplemental information provided by the Company under cover of Schedule 14A, filed by the Company with the SEC on August 10, 2023 and August 15, 2023 (the “Proxy Supplements”).

About Moringa Acquisition Corp

Moringa Acquisition Corp is a is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is led by Ilan Levin, Chairman and CEO of the Company, and Gil Maman, Chief Financial Officer of the Company.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain shareholder proposals at the Extraordinary Meeting or the implementation of the Extension. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as well as the Proxy Supplements, because they contain important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, the Proxy Supplements and other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198; Telephone—Toll Free: (877) 870-8565; Collect: (206) 870-8565; Email: ksmith@advantageproxy.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Gil Maman, Moringa Acquisition Corp– gil@moringaac.com

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